Exhibit 99.1

We are pleased to announce that Uonlive Corporation (the "Company") is in its final stages of preparing the Form-10 for filing with the Securities and Exchange Commission. The Form-10 filing is one of the few milestones the company has set on its path of restructuring and reorganizing the Company into a substantial global trading platform.

As seen in recent filings in 2019 and 2020, the Company has made several business acquisitions. These form part of the Company’s strategic plans to grow and expand with its eventual goal of listing on the NASDAQ.

For more information regarding Uonlive Corporation, please visit our website at http://www.uonlivecorporation.com.